Exhibit 5.1

HUNTON ANDREWS KURTH LLP 600 TRAVIS STREET, SUITE 4200 HOUSTON, TEXAS 77002

September 30, 2021

Sunlight Financial Holdings Inc.
101 N. Tryon Street, Suite 1000
Charlotte, NC 28246

Sunlight Financial Holdings Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Sunlight Financial Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of the Registration Statement on Form S‑8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of up to 31,450,000 shares of the Class A Common Stock, par value $0.0001 per share (“Common Stock”), of the Company (the “Shares”), which includes (i) 28,050,000 shares of Common Stock issuable pursuant to the Sunlight Financial Holdings Inc. 2021 Equity Incentive Plan (the “Incentive Plan”) and (ii) 3,400,000 shares of Common Stock issuable pursuant to the Sunlight Financial Holdings Inc. Employee Stock Purchase Plan (the “ESPP, and together with the Incentive Plan, the “Plans”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S‑K in connection with the filing of the Registration Statement.

In rendering the opinions set forth herein, we have read and examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Plans, (iii) the Company’s Second Amended and Restated Certificate of Incorporation, (iv) the Company’s Amended and Restated Bylaws, (v) resolutions of the Company’s Board of Directors approving the Plans and the Registration Statement, (vi) a certificate issued by the Secretary of State of the State of Delaware on the date hereof to the effect that the Company is existing under the laws of the State of Delaware and in good standing (the “Good Standing Certificate”) and (vii) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed, without independent verification (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals, (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, facsimile, electronic or otherwise reproduced copies, and (v) the authenticity of the originals of such latter documents.

As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Company and (ii) statements and certifications of public officials and others.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

Exhibit 5.1

1.The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.The Shares have been duly authorized by the Company and, when issued and sold against payment therefor in accordance with the terms of the applicable Plan (and any award agreement entered into under such Plan) and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware in effect on the date hereof. We do not express any opinion as to the laws of any other jurisdiction.

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP